SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934  (Amendment No.     )

Filed by the Registrant         [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


      -------------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)

                          Titanium Metals Corporation
      -------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

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      (2)  Aggregate number of securities to which the transaction applies:

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      (3)  Per-unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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      (4)  Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------------
      (5)  Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      -------------------------------------------------------------------------

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      (4)  Date Filed:

                                  [TIMET LOGO]


                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202



April 15, 1998



Dear Stockholder:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Titanium Metals Corporation ("TIMET" or the "Company"), which will be held on Tuesday, May 19, 1998, at 10:00 a.m. (Mountain Time), at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado. In addition to matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with TIMET's Bylaws.

                                       Sincerely,



                                       /s/ J. LANDIS MARTIN

                                       J. Landis Martin
                                       Chairman of the Board and
                                       Chief Executive Officer

                           TITANIUM METALS CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 1998





To the Stockholders of Titanium Metals Corporation:

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), will be held on Tuesday, May 19, 1998, at 10:00 a.m. (Mountain
Time), at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, for the following purposes:

         (1) To elect five directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

         (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on March 23, 1998, as the record date (the "Record Date") for the Meeting. Only holders of TIMET's common stock, $.01 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any TIMET stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at TIMET's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.

You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

In accordance with the Company's Bylaws, your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the Meeting.

                                  By order of the Board of Directors,



                                  /s/ ROBERT E. MUSGRAVES

                                  Robert E. Musgraves
                                  Vice President, General Counsel and Secretary



Denver, Colorado
April 15, 1998


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
                           TITANIUM METALS CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202



                                 PROXY STATEMENT



                               GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 19, 1998, at 10:00 a.m. (Mountain Time), at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of TIMET's common stock, $.01 par value per share ("TIMET Common Stock"), on or about April 24, 1998.


                             PURPOSE OF THE MEETING

Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of five directors to serve until the 1999 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, and (ii) such other business as may properly come before the Meeting. The Company is not aware of any business to be presented for consideration at the Meeting other than the election of directors.


                            VOTING RIGHTS AND QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares of TIMET Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

At the Meeting, directors of the Company will be elected by a plurality of the affirmative vote of the outstanding shares of TIMET Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as otherwise required by the Company's Amended and Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote will require the affirmative vote of a majority of the shares represented at the Meeting (in person or by proxy) and entitled to vote. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any other matter coming before the meeting.

First Chicago Trust Company of New York ("First Chicago"), the transfer agent and registrar for TIMET Common Stock, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Election at the Meeting. All proxies and ballots delivered to First Chicago shall be kept confidential by First Chicago in accordance with the Company's Bylaws.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Meeting was the close of business on March 23, 1998 (the "Record Date"). Only holders of shares of TIMET Common Stock at the close of business on the Record Date are entitled to vote at the Meeting. As of the Record Date, there were 31,457,905 shares of TIMET Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Meeting.

As of the Record Date, Tremont Corporation ("Tremont") held approximately 30.3% of the outstanding shares of TIMET Common Stock. Tremont has indicated its intention to have such shares represented at the Meeting and to vote such shares "FOR" the election of all of the nominees for director set forth in this Proxy Statement. By agreement, the shares of TIMET Common Stock held by an affiliate of IMI plc ("IMI"), constituting approximately 6.4% of the TIMET Common Stock outstanding, are required to be voted in favor of the four nominees being proposed by Tremont (Messrs. Martin, Dixey, and Compofelice and Gen. Stafford, collectively, the "Tremont Representatives"). See "Certain Relationships and Transactions--Shareholder Agreements" and "Security Ownership" below. If all of such shares are voted as indicated and all other outstanding shares of TIMET Common Stock are represented and voted at the Meeting, (a) the additional affirmative vote of 19.8% or more of the TIMET Common Stock entitled to vote will assure the election of the director nominees other than the Tremont Representatives for director and (b) the additional affirmative vote of 13.4% or more of the TIMET Common Stock entitled to vote will assure the election of the Tremont Representatives. In addition, all of such nominees for director will be elected if no other person receives the vote of more shares than the number of shares voted by Tremont.


                               PROXY SOLICITATION

This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, at a cost that the Company estimates will not exceed $4,000. Upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of TIMET Common Stock held of record by such entities.

All shares of TIMET Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instruction indicated in such proxies. If no instructions are indicated, such shares will be voted (a) "FOR" the election of all of the five nominees set forth below as directors and (b) in the discretion of the proxy holders on any other matter that may properly come before the Meeting. Each holder of record of TIMET Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Meeting, by (i) delivering to First Chicago a written revocation of the proxy, (ii) delivering to First Chicago a duly executed proxy bearing a later date, or (iii) voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of a proxy previously given.


                              ELECTION OF DIRECTORS

The Bylaws of the Company currently provide that the Board of Directors shall consist of six persons. Mr. Hiroomi Mikami, a director of the Company since 1997, has indicated his intention not to stand for re-election. Therefore, the Board of Directors recently took action to amend the Bylaws to reduce the number of directors to five effective with Mr. Mikami's resignation. The Bylaws may be amended either by the Board of Directors or by a resolution adopted by the holders of a majority of the shares of TIMET Common Stock entitled to vote for the election of directors. The five directors elected at the Meeting will hold office until the 1999 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

All of the nominees are currently directors of the Company whose term will expire at the Meeting. All nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

Directors of the Company will be elected at the Meeting by a plurality of the affirmative vote of the outstanding shares of TIMET Common Stock represented and voting. Unless otherwise specified, the agents designated in the proxy will vote the shares covered thereby at the Meeting "FOR" the election of the nominees named below. Tremont owns 30.3% of the outstanding shares of TIMET Common Stock and has indicated its intention to vote all of such shares "FOR" the election of each of the nominees named below. In addition, Tremont has the contractual right to have an additional 6.4% of the outstanding shares voted "FOR" the nominees who are the Tremont Representatives (Messrs. Martin, Dixey and Compofelice and Gen. Stafford).

The Board of Directors recommends a vote "FOR" each of the nominees identified below.

NOMINEES FOR DIRECTOR

The following information has been provided by the respective nominees for election to the Board of Directors:

J. LANDIS MARTIN, 52, has been Chairman of the Company and a director since 1987 and Chief Executive Officer of the Company since 1995. He also served as President of the Company from 1995 to 1996. Mr. Martin has served as Chairman of Tremont since 1990, as Chief Executive Officer and a director of Tremont since 1988 and as President of Tremont since 1987 (except for a period in 1990). Since 1987, Mr. Martin has also served as President and Chief Executive Officer of NL Industries, Inc. ("NL"), a manufacturer of titanium dioxide, and, since 1986, as a director of NL. Tremont and NL may be deemed to be affiliates of the Company. From 1990 to 1994, Mr. Martin served as Chairman of the Board, Chief Executive Officer and a director of Baroid Corporation ("Baroid"), an oilfield services company. In 1994, Baroid became a wholly-owned subsidiary of Dresser Industries, Inc. ("Dresser"), a publicly-held company engaged in the petroleum drilling services, hydrocarbon processing and engineering industries, and Mr. Martin became a director of Dresser. Additionally, Mr. Martin is a director of Apartment Investment and Management Corporation, a real estate investment trust.

ANDREW R. DIXEY, 48, has been President, Chief Operating Officer and a director of the Company since 1996. Prior to this appointment, Mr. Dixey was, from 1995, Managing Director of IMI Titanium Ltd. ("IMI Titanium"), where he had responsibility for the titanium interests of IMI in both Europe and North America. During 1995, Mr. Dixey was Chief Executive Officer of Helix plc, which is engaged in the scholastic supplies business, and from 1971 to 1994, Mr. Dixey held various executive positions in the GKN plc Group of companies, a manufacturer of automobile components.

JOSEPH S. COMPOFELICE, 48, was Vice President and Chief Financial Officer of the Company from 1996 until February 1998 and has been a director of the Company since 1994 (except for a brief period during 1996). In February 1998, Mr. Compofelice was elected Chairman of the Board and Chief Executive Officer of CompX International Inc. ("CompX"), a majority-owned, indirect subsidiary of Valhi, Inc. ("Valhi"), engaged in the manufacture of ergonomic computer support systems, precision ball bearing drawer slides and medium-security mechanical locks for office furniture and other applications. From 1994 until February 1998, he was also Vice President and Chief Financial Officer of Tremont and NL. Mr. Compofelice has also served as a director of NL since 1995. Since 1994, Mr. Compofelice has also been Executive Vice President of Valhi, which is engaged in waste control, in component products through CompX, and, through NL, in the titanium dioxide industry. CompX and Valhi may be deemed to be affiliates of the Company. From 1990 until 1993, Mr. Compofelice was Vice President and Chief Financial Officer of Baroid. Mr. Compofelice serves on the Company's Pension and Employee Benefits Committee (Chairman).

EDWARD C. HUTCHESON, JR., 52, has been a director of the Company since 1996. In 1997, he became a principal of HWG Capital, LLC ("HWG Capital"), an affiliate of the Houston-based investment banking firm of Harris Webb & Garrison. HWG Capital acts as a principal in merchant banking transactions with its focus on the area of industry consolidations. Since October 1994, Mr. Hutcheson has served as a director and was a co-founder of Crown Castle International Corp. ("Crown Castle"), a leading provider of communication sites and wireless network services. Crown Castle owns, operates and manages wireless transmission towers and rooftop sites throughout the U.S. and in international markets. During 1994, he was involved in private investment activities leading to the creation of Crown Castle. From 1990 to 1993, Mr. Hutcheson served as the President, Chief Operating Officer and a director of Baroid. Mr. Hutcheson also serves on the board of directors of Trico Marine Services, Inc. and Pinnacle Management & Trust Co. Mr. Hutcheson serves on the Company's Audit Committee, Management Development and Compensation Committee (Chairman) and Nominations Committee.

GENERAL THOMAS P. STAFFORD (RETIRED), 67, has been a director of the Company since 1996. Gen. Stafford has served as co-founder of Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. Gen. Stafford graduated from the United States Naval Academy in 1952. He was commissioned as an officer in the United States Air Force ("USAF") and attended the USAF Experimental Flight Test School in 1958. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the USAF in 1979 as Lieutenant General, in which his last assignment was Deputy Chief of Staff for Research, Development and Acquisitions, he became Chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. In addition to serving as a director of Tremont since 1989, Gen. Stafford also serves as a director of Allied-Signal Inc., CMI Corporation and Seagate Technologies, Inc. Gen. Stafford serves on the Company's Audit Committee (Chairman), Management Development and Compensation Committee and Nominations Committee (Chairman).

For information concerning legal proceedings and certain transactions to which certain director nominees are parties and other matters, see "Certain Litigation" and "Certain Relationships and Transactions" below.

BOARD MEETINGS

The Board of Directors held five meetings in 1997 and took action by written consent in lieu of a meeting once in 1997. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings held during the period for committees on which they served.

BOARD COMMITTEES

The Board of Directors has established the following standing committees:

Audit Committee. The principal responsibilities and authority of the Audit Committee are to review and recommend to the Board of Directors the selection of the Company's independent auditors; to review with the independent auditors the scope and results of the annual auditing engagement and the system of internal accounting controls; and to direct and supervise special audit inquiries. The current members of the Audit Committee are Gen. Thomas P. Stafford (Chairman), Edward C. Hutcheson, Jr. and Hiroomi Mikami. The Audit Committee held one meeting in 1997.

Management Development and Compensation Committee. The principal responsibilities and authority of the Management Development and Compensation Committee (the "Compensation Committee") are to review and approve certain matters involving executive compensation, including making recommendations to the Board of Directors regarding certain compensation matters involving the Chief Executive Officer; to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under the Company's incentive plans; except as otherwise delegated by the Board of Directors, to review and recommend adoption of or revisions to compensation plans and employee benefit programs; to review and recommend compensation policies and practices and to prepare such compensation committee disclosures as may be required; to review and recommend any executive employment contract; and to provide counsel on key personnel selection, organization strategies and such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Edward C. Hutcheson, Jr. (Chairman) and Gen. Thomas P. Stafford. During 1997, the Compensation Committee held one meeting and took action by written consent two times.

Nominations Committee. The principal responsibilities and authority of the Nominations Committee are to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors and such other related matters as the Board of Directors may request from time to time. The current members of the Nominations Committee are Gen. Thomas P. Stafford (Chairman) and Edward C. Hutcheson, Jr. The Nominations Committee held one meeting in 1997. In February 1998, the Nominations Committee reviewed and made its recommendations to the Board of Directors with respect to the election of directors at the Meeting. The Nominations Committee will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders.

Pension and Employee Benefits Committee. The Pension and Employee Benefits Committee (the "Benefits Committee") is established to oversee the administration of the Company's pension and employee benefit plans (other than the TIMET Stock Incentive Plan). The Benefits Committee is currently composed of Joseph S. Compofelice (Chairman), Leslie P. Lundberg (non-director member), and Robert E. Musgraves (non-director member). The Benefits Committee held no meetings during 1997.

Members of the standing committees will be appointed at the meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

COMPENSATION OF DIRECTORS

During 1997, directors of the Company who were not also employees of the Company ("Non-Employee Directors") received an annual retainer of $8,000 in cash plus 400 shares of TIMET Common Stock. In addition, Non-Employee Directors received an attendance fee of $1,000 per day for each day on which they attended in person a meeting of the Board of Directors or a committee of the Board of Directors ($350 for telephonic participation) and were reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings.

The Company has adopted a director compensation plan (the "Director Compensation Plan") pursuant to which each Non-Employee Director was granted in each of 1996 and 1997 an option to acquire 625 shares of TIMET Common Stock at an exercise price of $23.00 and $29.50 per share, respectively, and, in 1998, an option to acquire 1,500 shares of TIMET Common Stock at an exercise price of $26.125 per share, the exercise price in each case representing the market value of TIMET Common Stock on the date of grant, calculated as the last reported sale price of TIMET Common Stock on the Nasdaq National Market on such date. Options granted pursuant to the Director Compensation Plan become exercisable one year after the date of grant and, beginning with the grants made in 1998, expire on the tenth anniversary of the date of grant (five years after the date of grant for grants made in 1996 and 1997).

                               SECURITY OWNERSHIP

OWNERSHIP OF TIMET COMMON STOCK

The following table and notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission (the "Commission"), of TIMET Common Stock held by (a) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of TIMET Common Stock, (b) each director or nominee for director of TIMET, (c) each executive officer of TIMET listed in the Summary Compensation Table below who is not a director or nominee for director of TIMET ("Other Named Executive Officers") and (d) all executive officers and directors of TIMET as a group. See footnote (3) for information concerning individuals and entities which may be deemed to indirectly beneficially own those shares of TIMET Common Stock directly beneficially owned by Tremont.

Information concerning ownership of Tremont, which may be deemed to be the Company's parent company, is contained in footnote (3) and under the heading "Ownership of Tremont Common Stock" below. Except as set forth in footnote (9) below and under the heading "Ownership of TIMET Trust Securities" below, no securities of TIMET's subsidiaries or less than majority-owned affiliates are beneficially owned by any director, nominee for director or executive officer of TIMET, except that Paul J. Bania, the Company's Vice President-Quality & Technology, owns 10% of the equity interests in TioPro LLC, an 80%-owned subsidiary of the Company. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET.

                                                                                    TIMET Common Stock
                                                                      -----------------------------------------------------
Name and Address of                                                    Amount and Nature of      Percent of TIMET
Beneficial Owner                                                      Beneficial Ownership(1)     Common Stock(2)
---------------------------------------------------------------------------------------------------------------------------
GREATER THAN 5% STOCKHOLDERS
   Tremont Corporation(3)(4)                                                 11,033,075                 35.1%
   Franklin Resources, Inc. and
      Templeton Global Advisors Limited(5)                                    4,155,549                 13.2%
   IMI Americas, Inc.(4)(6)                                                   2,011,305                  6.4%

DIRECTORS
   J. Landis Martin(7)(8)(9)                                                     41,267                 --
   Joseph S. Compofelice(9)(10)                                                  22,353                 --
   Andrew R. Dixey(7)                                                            17,925                 --
   Edward C. Hutcheson, Jr.(11)                                                   3,050                 --
   Hiroomi Mikami(12)                                                               -0-                 --
   Gen. Thomas P. Stafford(13)                                                    2,350                 --

OTHER NAMED EXECUTIVE OFFICERS
   William C. Acton(7)                                                            2,750                  --
   Robert E. Musgraves(7)(14)                                                     8,400                  --

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
   (17 persons)(8)(9)(10)(11)(13)(14)(15)                                       128,695                 --

----------------------------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) As of the Record Date, Valhi, Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National"), NL and Valmont Insurance Company ("Valmont") were the holders of approximately 1.5% (103,900 shares), 34.9% (2,361,300 shares), 5.2% (350,360 shares), 0.5% (36,167 shares) and 0.5% (30,490 shares), respectively, of the shares of Tremont Common Stock, $1.00 par value per share ("Tremont Common Stock"), outstanding.

     Valhi is the holder of 100% of the outstanding common stock of Valmont. Valhi and Tremont are the holders of approximately 58.3% and 17.7%, respectively, of the outstanding common stock of NL and together may be deemed to control NL. VGI, National and Contran Corporation ("Contran") are the holders of approximately 74.8%, 9.5% and 7.6%, respectively, of the outstanding common stock of Valhi. The Combined Master Retirement Trust (the "Master Trust") is the holder of approximately 0.1% of the outstanding common stock of Valhi. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of approximately 88.8% and 54.3% of the outstanding common stock of Southwest and Dixie Rice, respectively. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain of Harold C. Simmons' children and grandchildren (the "Simmons Trusts"), of which Harold C. Simmons is the sole trustee. As sole trustee of the Simmons Trusts, Harold C. Simmons has the power to vote and direct the disposition of the shares of Contran common stock held by the Simmons Trusts. However, Mr. Simmons disclaims beneficial ownership of such shares.

     The Master Trust is a trust formed by Valhi to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is the sole trustee of the Master Trust and sole member of the trust investment committee for the Master Trust. The trustee and members of the trust investment committee for the Master Trust are selected by Valhi's Board of Directors. Harold C. Simmons and Glenn R. Simmons are each members of Valhi's Board of Directors and are participants in one or more of the employee benefit plans which invest through the Master Trust. However, each such person disclaims beneficial ownership of the Valhi common stock and Tremont Common Stock held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

     Of Contran's ownership percentages reported above, 0.2% of the outstanding shares of Valhi common stock and 3.5% of the outstanding shares of Tremont Common Stock are directly held by the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2"). Boston Safe Deposit and Trust Company serves as trustee (the "Trustee") of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the assets of the CDCT No. 2 are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations as they come due. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares held by the CDCT No. 2, (ii) retains dispositive power over such shares, and (iii) may be deemed the indirect beneficial owner of such shares.

     Harold C. Simmons is Chairman of the Board of NL, Chairman of the Board, President and Chief Executive Officer of Contran, Dixie Holding, NOA, National, VGI and Valhi, Chairman of the Board and Chief Executive Officer of Dixie Rice and Southwest and a director of Tremont. By virtue of holding such offices, the stock ownership and his service as trustee, all as described above, Mr. Simmons may be deemed to control these entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the TIMET Common Stock directly held by Tremont and the Tremont Common Stock held by certain of such other entities. However, Mr. Simmons disclaims beneficial ownership of the shares of TIMET Common Stock and Tremont Common Stock beneficially owned, directly and indirectly, by all of such entities (except to the extent of his vested, beneficial interest as a beneficiary of the CDCT No. 2).

     In addition, 3,747 shares of Tremont Common Stock are held by Mr. Simmons' spouse, 3,506 shares of Tremont Common Stock are held by the Master Trust, and 250,000 shares of Tremont Common Stock are held by The Harold Simmons Foundation, Inc. (the "Foundation"). The Foundation is a tax-exempt foundation organized and existing exclusively for charitable purposes, of which Mr. Simmons is Chairman of the Board and Chief Executive Officer. Mr. Simmons disclaims beneficial ownership of all such shares of Tremont Common Stock owned by such entities or persons (except to the extent of his individual vested beneficial interest in the assets held by the Master Trust).

(4) The shares of TIMET Common Stock shown as beneficially owned by Tremont include 1,508,075 shares obtainable within 60 days of the Record Date upon exercise of an option (the "IMI Option") at an exercise price of $7.95 per share and expiring February 15, 1999, granted by IMI Americas Inc. to Tremont in connection with the 1996 acquisition by TIMET of the IMI titanium business (the "IMI Titanium Acquisition") from IMI. Tremont concurrently assigned 25% of the IMI Option, representing the right to acquire 503,230 shares, to Union Titanium Sponge Corporation ("UTSC"), which held 25% of the Company's common stock outstanding at the time. In connection with the Company's 1996 initial public offering (the "IPO"), Tremont relinquished its right to acquire 1,615 shares under the original IMI Option, which were sold by IMI in the IPO. UTSC's portion of the IMI Option reverts to Tremont if not exercised by UTSC on or prior to February 11, 1999. The address of Tremont Corporation is 1999 Broadway, Suite 4300, Denver, Colorado 80202.

(5) As reported in a Statement on Schedule 13G/A filed with the Commission on February 10, 1998 on behalf of Franklin Resources, Inc., Templeton Global Advisors Limited, Charles B. Johnson and Rupert H. Johnson, Jr. The address of Franklin Resources, Inc. and Messrs. Johnson is 777 Mariners Island Blvd., San Diego, California 94404. The address of Templeton Global Advisors Limited is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas.

(6) All of the outstanding capital stock of IMI Americas, Inc. is held, directly or indirectly, by IMI. The address of IMI Americas, Inc. is One Cornelius Place, Anoka, Minnesota 55104.

(7) The address for each such person is 1999 Broadway, Suite 4300, Denver, Colorado 80202.

(8) The shares of TIMET Common Stock shown as beneficially owned by Mr. Martin include 400 shares held by Mr. Martin's daughters, beneficial ownership of which is disclaimed by Mr. Martin.

(9) Mr. Martin and Mr. Compofelice are the holders of 3,000 and 2,000, respectively, of the 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (the "TIMET Trust Securities") of the TIMET Capital Trust I. See "Ownership of TIMET Trust Securities" below. Such TIMET Trust Securities are convertible into 4,017 and 2,678 shares of TIMET Common Stock, respectively, which amounts are included in the TIMET Common Stock ownership numbers shown for Mr. Martin and Mr. Compofelice. No other director, nominee for director or executive officer of the Company holds any TIMET Trust Securities.

(10) The shares of TIMET Common Stock shown as beneficially owned by Joseph S. Compofelice are held by Mr. Compofelice and his wife as joint tenants. The address for Mr. Compofelice is 16825 Northchase Drive, Suite 1200, Houston, Texas 77060.

(11) The shares of TIMET Common Stock shown as beneficially owned by Mr. Hutcheson include 1,250 shares that Mr. Hutcheson has the right to acquire by the exercise of options within 60 days of the Record Date under the Director Compensation Plan. The address for Mr. Hutcheson is 5599 San Felipe, Suite 301, Houston, Texas 77056.

(12) The address for Mr. Mikami is Toho Titanium Co., Ltd., Nss Building, 2-13-31, Kohnan, Minatoku, Tokyo 108, Japan.

(13) The shares of TIMET Common Stock shown as beneficially owned by Gen. Stafford include 1,250 shares that Gen. Stafford has the right to acquire by the exercise of options within 60 days of Record Date under the Director Compensation Plan. The address for Gen. Stafford is Coral Harbor Club, 88181 Old Highway, MM88, Unit C-44, Islamarada, Florida 33036.

(14) The shares of TIMET Common Stock shown as beneficially owned by Mr. Musgraves include (i) 1,000 shares held by Mr. Musgraves and his wife as joint tenants, and (ii) 900 shares held by other members of Mr. Musgraves' household, beneficial ownership of which is disclaimed by Mr. Musgraves.

(15) The shares of TIMET Common Stock shown as beneficially owned by all directors and executive officers as a group include 2,500 shares that members of this group have the right to acquire pursuant to the exercise of stock options within 60 days of the Record Date.

The Company understands that Tremont and related entities may consider acquiring or disposing of shares of TIMET Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of TIMET Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors. The Company may similarly consider such acquisitions of shares of TIMET Common Stock and acquisition or disposition of securities issued by related parties. Neither Tremont nor the Company presently intends to engage in any transaction or series of transactions which would result in the TIMET Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or ceasing to be traded on a national securities exchange.

OWNERSHIP OF TREMONT COMMON STOCK

The following table and notes set forth the beneficial ownership, as of March 18, 1998, of Tremont Common Stock held by (i) each director or nominee for director of TIMET, (ii) each Other Named Executive Officer and (iii) all directors and executive officers of TIMET as a group. All information has been taken from, or based upon, ownership filings made by such persons with the Commission or upon information provided by such persons to Tremont.

                                                                                  Tremont Common Stock
                                                                   --------------------------------------------------------
Name of                                                              Amount and Nature of      Percent of Tremont
Beneficial Owner                                                    Beneficial Ownership(1)     Common Stock(2)
---------------------------------------------------------------------------------------------------------------------------
DIRECTORS
   J. Landis Martin(3)                                                       210,418                    3.1%
   Joseph S. Compofelice                                                      12,200                     --
   Andrew R. Dixey                                                               -0-                     --
   Edward C. Hutcheson, Jr.                                                      -0-                     --
   Hiroomi Mikami                                                                -0-                     --
   Gen. Thomas P. Stafford(4)                                                  2,000                     --

OTHER NAMED EXECUTIVE OFFICERS
   William C. Acton                                                              -0-                     --
   Robert E. Musgraves(5)                                                     21,010                     --

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
   (17 persons)(3)(4)(5)(6)                                                  273,955                    4.0%
------------------------------------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) The shares of Tremont Common Stock shown as beneficially owned by J. Landis Martin include (i) 75,500 shares that Mr. Martin has the right to acquire by exercise of options within 60 days of March 18, 1998 under the Tremont 1988 Long Term Performance Incentive Plan (the "Tremont Stock Incentive Plan") and (ii) 510 shares held for the benefit of Mr. Martin under the Savings Plan for Employees of NL. Such shares also include (iii) 1,800 shares held by Mr. Martin's wife, (iv) 2,400 shares held by the Martin's Children Trust No. II of which Mr. Martin is trustee, and (v) 100 shares held by one of Mr. Martin's daughters, with respect to all of which shares beneficial ownership is disclaimed by Mr. Martin.

(4) The shares of Tremont Common Stock shown as beneficially owned by Gen. Thomas P. Stafford represent shares that Gen. Stafford has the right to acquire by the exercise of options within 60 days of March 18, 1998 under the Tremont Corporation 1992 Non-Employee Director Stock Option Plan.

(5) The shares of Tremont Common Stock shown as beneficially owned by Robert E. Musgraves represent (i) 21,000 shares that Mr. Musgraves has the right to acquire by the exercise of options within 60 days of March 18, 1998 under the Tremont Stock Incentive Plan and (ii) 10 shares held by a member of his household, beneficial ownership of which shares are disclaimed by Mr. Musgraves.

(6) The shares of Tremont Common Stock shown as beneficially owned by all directors and executive officers as a group include 122,600 shares that members of this group have the right to acquire pursuant to the exercise of stock options within 60 days of the Record Date.

OWNERSHIP OF TIMET TRUST SECURITIES

The TIMET Capital Trust I (the "TIMET Trust") is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by the Company. The TIMET Trust Securities represent undivided beneficial interests in the TIMET Trust. The TIMET Trust exists for the sole purpose of issuing the TIMET Trust Securities and investing in an equivalent amount of 6 5/8% Convertible Junior Subordinated Debentures due 2026 (the "Debentures") of TIMET. The TIMET Trust Securities are convertible, at the option of the holder thereof, into an aggregate of approximately 5.4 million shares of TIMET Common Stock at a conversion rate of 1.339 shares of TIMET Common Stock for each TIMET Trust Security. The Company has effectively fully and unconditionally guaranteed repayment of all amounts due on the TIMET Trust Securities.

The TIMET Trust Securities were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended, (the "Securities Act"). Pursuant to an agreement with the original purchasers of the TIMET Trust Securities, TIMET has filed a registration statement (the "BUCS Registration Statement") under the Securities Act to register, among other things, the TIMET Trust Securities, the Debentures, the TIMET Common Stock issuable upon the conversion of the TIMET Trust Securities, and certain other shares of TIMET Common Stock which are held by, or may be acquired by, Tremont and UTSC. See "Certain Relationships and Transactions--Registration Rights" below. Except as set forth in footnote (9) to the table under the heading "Ownership of TIMET Common Stock," no director, nominee for director or executive officer of TIMET is known to own any TIMET Trust Securities.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information regarding the compensation paid by the Company to (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers during 1997, in each case for services rendered during the years 1995-1997.

                          Summary Compensation Table(1)

                                                                                       Long Term
                                                                                     Compensation
                                                                                        Awards
                                                    Annual Compensation               Securities
                                           ---------------------------------------    Underlying     All Other
                                                        Salary         Bonus(2)(3)      Options   Compensation(4)(5)
Name and Position                          Year           ($)              ($)            (#)           ($)
---------------------------------------------------------------------------------------------------------------------------
J. Landis Martin                            1997         500,000         565,000         60,000        20,273
   Chairman of the Board and                1996         225,000         940,331         54,000        21,028
   Chief Executive Officer(6)               1995         120,000             -0-            -0-         2,650

Andrew R. Dixey                             1997         300,000         339,000         36,000        53,450
   President and                            1996         218,750         636,415         45,000        82,300
   Chief Operating Officer(7)               1995              --              --             --            --

Joseph S. Compofelice                       1997         170,000         192,100         24,000        17,656
   Vice President and                       1996         120,000         410,969         25,500        14,263
   Chief Financial Officer(6)(8)            1995          90,000         100,000            -0-         4,476

William C. Acton                            1997         200,000         106,726            -0-        11,339
   Vice President; President-               1996         164,700         183,120         25,000         7,061
   North Am. Mill Operations(9)             1995              --              --             --            --

Robert E. Musgraves                         1997         160,000         107,600         15,000        15,361
   Vice President, General                  1996         160,000         277,092         18,000        15,338
   Counsel and Secretary(6)                 1995         120,000          31,200            -0-         5,018

-----------------------

(1) Columns required by the regulations of the Commission that would contain no entries have been omitted.

(2) Under the Company's variable incentive compensation plan applicable to Mr. Acton and Mr. Musgraves (the "Employee Cash Incentive Plan"), a portion of the compensation payable to the Company's officers who participate in the Employee Cash Incentive Plan is based upon the Company's financial performance. The balance of the compensation payable to the company's officers under the Employee Cash Incentive Plan is based on the assessed performance of the individual officer.

     Based on the Company's 1995 financial results, all compensation paid under the Employee Cash Incentive Plan to Mr. Musgraves for such year related solely to individual performance and no compensation was payable with respect to the Company's performance. For 1996 and 1997, the payments under the Employee Cash Incentive Plan to Mr. Musgraves ($140,800 and $107,600, respectively) were based upon a combination of Company performance and assessed individual performance.

     Mr. Acton's participation in the Employee Cash Incentive Plan commenced in June 1997. For 1996 and a portion of 1997, Mr. Acton's bonus was determined under a separate plan maintained by the Company's subsidiary, Titanium Hearth Technologies, Inc. ("THT"). Payments under such plan are based upon that unit's operating performance against business plan. For 1997, Mr. Acton's bonus included a prorated portion of his bonus under the THT plan ($29,770) and a prorated portion of his bonus under the Employee Cash Incentive Compensation Plan ($76,956).

     None of Messrs. Martin, Dixey or Compofelice has participated in the Employee Cash Incentive Plan. In 1996, the Company's Board adopted the Senior Executive Cash Incentive Plan, which is currently applicable only to Mr. Martin and Mr. Dixey (Mr. Compofelice was a participant during 1996 and
     1997). The Company's stockholders approved such plan in 1997. Such plan provides for payments based solely upon Company performance. For 1996, awards of $272,500, $302,500, and $145,200 were made to Messrs. Martin, Dixey and Compofelice under this plan. For 1997, awards of $565,000, $339,000, and $192,100 were made to Messrs. Martin, Dixey and Compofelice under this plan. All such amounts are included in the "Bonus" column for the year in question.

(3) In February 1996, in connection with the IMI Titanium Acquisition, the Company made special cash and stock bonus (the "Management Shares") awards to certain of its executive officers. Applying the fair value of TIMET Common Stock at the effective date of grant of the Management Shares, aggregate cash and stock awards totaling $667,831, $333,915, $265,769, and $136,292 were made to Messrs. Martin, Dixey, Compofelice, and Musgraves, respectively. All such amounts are included in the "Bonus" column for 1996.

(4) "All Other Compensation" amounts represent (except for Mr. Dixey) (i) matching contributions made by the Company pursuant to the savings feature of the Company's Thrift/Retirement Plan (or a comparable THT Plan), (ii) retirement contributions made by the Company pursuant to the Thrift/Retirement Plan (or a comparable THT Plan), and (iii) life insurance premiums paid by the Company for the 1995-1997 compensation years, as follows:

                                         Martin          Dixey       Compofelice         Acton          Musgraves
---------------------------------------------------------------------------------------------------------------------------
                          Year
                          ----

   Savings                 1997         $   8,606        -0-          $  10,200        $  5,222         $  8,096
   Match                   1996         $  13,378        -0-          $   7,237        $  1,125         $  9,000
                           1995         $     150         --          $     900              --         $  1,230

   Retirement              1997         $  11,667        -0-          $   6,800        $  4,800         $  6,477
   Contribution            1996         $   7,650        -0-          $   6,450        $  4,299         $  5,550
                           1995         $   2,400         --          $   3,000              --         $  3,000

   Life                    1997         $     -0-        -0-          $     576        $  1,317         $    788
   Insurance               1996         $     -0-        -0-          $     576        $  1,637         $    788
                           1995         $     -0-         --          $     576              --         $    576

(5) For Mr. Dixey, "All Other Compensation" represents the amount contributed or accrued by TIMET UK with respect to Mr. Dixey's TIMET UK pension. See footnote (7) and "Pension Plans" below.

(6) J. Landis Martin, the Company's Chairman and Chief Executive Officer, J. Thomas Montgomery, Jr., the Company's Vice President-Finance and Treasurer, and Robert E. Musgraves, the Company's Vice President, General Counsel and Secretary, also currently serve as officers of Tremont. In addition, during 1997, Joseph S. Compofelice, the Company's former Vice President and Chief Financial Officer, and, for a portion of 1997, Mark A. Wallace, the Company's Vice President-Strategic Change and Information Technology, also served as officers of Tremont.

     The amounts shown as salary and bonus for Messrs. Martin, Compofelice and Musgraves represent the full amount paid by the Company for services rendered by such persons on behalf of TIMET and Tremont during 1995, 1996, and 1997. Pursuant to an intercorporate service arrangement, Tremont reimbursed the Company for approximately 50% of such amounts in 1995 (Mr. Compofelice was not an executive officer of the Company during 1995). Pursuant to an intercorporate services agreement, Tremont reimbursed TIMET for approximately $120,000, $64,000, and $72,000 of the compensation paid to Messrs. Martin, Compofelice and Musgraves, respectively, in 1996, and approximately $128,000, $44,000, and $32,000 of such individuals' respective compensation for 1997. The amounts shown for Mr. Martin do not include a special bonus of $2 million awarded by Tremont in 1996. Of this amount, $955,000 was paid by Tremont to Mr. Martin in 1996, $900,000 was paid in 1997, and the balance was paid in 1998 (together with interest on the unpaid balances in 1997 and 1998 at 8.75% per annum).

     The Company expects that each of Mr. Martin and Mr. Musgraves will devote approximately 10% of his total TIMET/Tremont time during 1998 to Tremont matters. Accordingly, it is anticipated that Tremont will reimburse the Company for such proportionate percentage of the 1998 salary and bonus paid by TIMET to such individuals (plus a share of applicable estimated fringe benefits and overhead expense for each) pursuant to an intercorporate services agreement. Mr. Compofelice's service as an officer of both TIMET and Tremont ended in February 1998. See "Certain Relationships and Related Transactions--Contractual Relationships."

     Mr. Martin and Mr. Compofelice also served as officers of NL during 1995-1997 and were separately compensated directly by NL for such services. Mr. Compofelice also served as an executive officer of Valhi during a portion of this period. Valhi reimbursed NL for a proportionate part of Mr. Compofelice's NL compensation (except for a $500,000 bonus paid to Mr. Compofelice by Valhi in 1997).

(7) Mr. Dixey commenced employment with the Company effective in February 1996. Consequently, no amounts are shown for Mr. Dixey for 1995. The amounts shown for 1996 and 1997 represent amounts paid or accrued either by the Company or the Company's wholly-owned subsidiary, TIMET UK, Ltd. ("TIMET UK"). The portion of Mr. Dixey's compensation paid by TIMET UK was paid in British Pounds Sterling. The exchange rate used was L.1 = $1.62 for 1996 and L.1 = $1.64 for 1997.

(8) Based upon the recommendation of TIMET's Chief Executive Officer and TIMET's and Tremont's Management Development and Compensation Committees, the TIMET and Tremont Boards approved a bonus of $100,000 for Mr. Compofelice with respect to his services on behalf of TIMET and Tremont during 1995.

(9) Mr. Acton's services as an executive officer of the Company commenced in December 1996. Consequently, no information is shown for Mr. Acton in 1995. The amounts shown for 1996 represent payments by THT and its predecessor, Axel Johnson Metals, Inc., which became a wholly-owned subsidiary of the Company in October 1996.

Pension Plans

The TIMET UK Limited Pension Plan (the "TIMET UK Pension Plan") covers substantially all of TIMET UK's senior salaried employees. Such employees generally became eligible to receive a retirement benefit under such plan after completion of two years of service. Benefits under the TIMET UK Pension Plan are generally formulated on the basis of a straight-line annuity based upon the number of years of pensionable service credited to the participant, up to a maximum of 32 years, divided by 48 years and multiplied by the final pensionable pay of the participant after deducting a basic state pension offset. Final pensionable pay is calculated using the average pay during the highest three years of employment.

The following table lists annual benefits under the TIMET UK Pension Plan for the pensionable pay and years of pensionable service set forth below:

                                                               Years of Pensionable Service
                                           --------------------------------------------------------------------------------
                                               15             20            25             30             35
---------------------------------------------------------------------------------------------------------------------------
Final Pensionable Pay
   (maximum of L.84,000)                    L.43,800       L.58,400      L.58,400       L.58,400        L.58,400

Final pensionable pay pursuant to the TIMET UK Pension Plan is capped at L.84,000. As of December 31, 1997, Andrew R. Dixey is the only executive named in the Summary Compensation Table who participates in the TIMET UK Pension Plan. Since Mr. Dixey's compensation exceeds the earnings cap under the TIMET UK Pension Plan, his pensionable pay under the TIMET UK Pension Plan is equal to the earnings cap. As of December 31, 1997, Mr. Dixey was credited with approximately 2 years of pensionable service under the TIMET UK Pension Plan.

In addition to the TIMET UK Pension Plan, Mr. Dixey participates in a supplemental pension plan through TIMET UK. The TIMET UK supplemental plan requires monthly contributions by TIMET UK of 1/12 of 20% of Mr. Dixey's basic monthly salary over the TIMET UK Pension Plan earnings cap (for 1996, this calculation also included Mr. Dixey's bonus). Upon Mr. Dixey's retirement, TIMET UK's contributions to the plan are required to be paid to Mr. Dixey.

Except as discussed above for Mr. Dixey, none of the individuals named in the Summary Compensation Table above is entitled to receive a defined benefit pension from the Company or any of its subsidiaries.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information, with respect to the executive officers of the Company named in the Summary Compensation Table above, concerning the grant of stock options under the TIMET Stock Incentive Plan during fiscal year 1997. No stock appreciation rights ("SARs") have been granted under the TIMET Stock Incentive Plan.

                                                                                                  Potential Realizable
                                                                                                 Value at Assumed Annual
                                         Number of      Percent of                                 Rate of Stock Price
                                        Securities     Total Options                                 Appreciation for
                                        Underlying      Granted to    Exercise or                    Option Term(3) ($)
                                         Options       Employees in    Base Price   Expiration   ---------------------------
Name                           Date     Granted(1)      Fiscal Year   ($/share)(2)      Date            5%           10%
---------------------------------------------------------------------------------------------------------------------------

J. Landis Martin               2/13/97     20,000           5.5%          28.00       2/13/2007       352,181      892,496
                               2/13/97     20,000           5.5%          31.00       2/13/2007       292,181      832,496
                               2/13/97     20,000           5.5%          34.00       2/13/2007       232,181      772,496

Andrew R. Dixey                2/13/97     12,000           3.3%          28.00       2/13/2007       211,309      535,497
                               2/13/97     12,000           3.3%          31.00       2/13/2007       175,309      499,497
                               2/13/97     12,000           3.3%          34.00       2/13/2007       139,309      463,497

Joseph S. Compofelice          2/13/97      8,000           2.2%          28.00       2/13/2007       140,872      356,998
                               2/13/97      8,000           2.2%          31.00       2/13/2007       116,872      332,998
                               2/13/97      8,000           2.2%          34.00       2/13/2007        92,872      308,998

William C. Acton                            - 0 -

Robert E. Musgraves            2/13/97      5,000           1.4%          28.00       2/13/2007        88,045      223,124
                               2/13/97      5,000           1.4%          31.00       2/13/2007        73,045      208,124
                               2/13/97      5,000           1.4%          34.00       2/13/2007        58,045      193,124

----------------

(1) Options become exercisable 40% on the second anniversary of the date of grant and 20% on each of the third, fourth, and fifth anniversaries of such date.

(2) The exercise price of $28.00 per share represents the "fair market value" of TIMET Common Stock on the grant date, calculated as the mean of the highest and lowest sales prices on such date (the "Grant Date FMV"). The exercise prices of $31.00 and $34.00 per share represent the Grant Date FMV plus $3.00 and $6.00 per share, respectively.

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates from the Grant Date FMV. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and will depend upon the actual future performance of TIMET Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of TIMET Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $45.61 and $72.62 at the assumed 5% and 10% appreciation rates, respectively.

STOCK OPTION EXERCISES AND HOLDINGS

No TIMET stock options were exercised (or were exercisable) during the last fiscal year and no SARs have been granted. Accordingly, the table showing information concerning the exercise of stock options during the last fiscal year and the value of unexercised options at the end of the fiscal year has been omitted.

AGREEMENTS WITH EXECUTIVES

In connection with the employment of Andrew R. Dixey by the Company in 1996, the Company entered into an agreement with Mr. Dixey which provides, among other things, that Mr. Dixey's employment may be terminated by the Company at any time. In the event that such termination is "without cause" (as defined in the agreement), the Company has agreed to pay Mr. Dixey one year's base salary upon termination.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors presents the following report on executive compensation.

The Compensation Committee is composed of directors who are neither officers nor employees of the Company, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The Compensation Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by the Company to the Company's executive officers other than base salary of the Chief Executive Officer. Any action regarding the base salary of the Chief Executive Officers is reviewed and approved by the Board after recommendation by the Compensation Committee.

COMPENSATION PROGRAM OBJECTIVES

The Compensation Committee believes that the Company's primary goal is to increase stockholder value, as measured by dividends paid on and appreciation in the value of the Company's equity securities. It is the Compensation Committee's policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead the Company in accomplishing this goal. It is also the Compensation Committee's policy that compensation programs maintain a strong risk/reward ratio, with a large component of cash compensation being tied to the Company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of the Company.

During 1997, the Company's compensation program with respect to its executive officers, including the Chief Executive Officer, consisted of three primary components: base salary, variable compensation based upon Company and, in certain cases, individual performance, and non-cash incentive compensation in the form of stock options granted under the TIMET Stock Incentive Plan.

BASE SALARIES

The Compensation Committee, in consultation with the Chief Executive Officer, reviews base salaries for the executive officers other than the Chief Executive Officer generally no more frequently than annually. The Chief Executive Officer's recommendation and the Compensation Committee's actions in 1997 regarding base salaries were based primarily upon a subjective evaluation of past and potential future individual performance and contributions and alternative opportunities that might be available to the executives in question. Also reviewed was compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, background and performance, both inside and outside of the metals industry (such companies included companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company, or where the executive in question has similar responsibilities.

 Effective January 1, 1997, based upon the foregoing principles and the recommendation of the Chief Executive Officer, the Compensation Committee approved base salary increases for certain of the executives, including increases for Messrs. Dixey, Compofelice, and Acton, as reflected in the Summary Compensation Table.

CASH INCENTIVE PLANS

Awards under TIMET's Employee Cash Incentive Plan represent a significant portion of the potential annual cash compensation to employees of TIMET (from 0% to 85% of base salary for 1997, depending upon the position held by such employee) and consist of a combination of awards based on the financial performance of TIMET and, in some cases, on individual performance. All of the company's executive officers, other than Messrs. Martin, Dixey, Compofelice, Entrekin and, for a portion of 1997, Acton, were eligible to receive benefits under the Employee Cash Incentive Plan for 1997. Mr. Entrekin and, for a portion of 1997, Mr. Acton (see footnote (2) to the Summary Compensation Table above) participated in a separate bonus plan sponsored by THT, under which payments are based upon the performance of that Company subsidiary against its business plan.

Potential awards under the Employee Cash Incentive Plan attributable solely to the performance of TIMET in 1997 were based on TIMET's achieving certain pre-set return on equity goals, which the Company believes should increase stockholder value over time if they are met. Performance levels are tied to the Company's corporate-wide return on equity (ROE) as follows:

                  ROE                                                          Performance Level
                  ------------------------------------------------------------------------------
                  less than 3%                                                         --
                  3%-5.9%                                                              A
                  6%-11.9%                                                             B
                  12%-23.9%                                                            C
                  24% or more                                                          D

In 1997, the Company achieved a 22.6% return on equity, as calculated under the Employee Cash Incentive Plan, resulting in a Company performance-based payout at the C level. Payments made for services rendered in 1997 to Mr. Musgraves and, for a portion of 1997, Mr. Acton under this portion of the Employee Cash Incentive Plan are included under the "Bonus" column of the Summary Compensation Table.

An individual performance award may be made to an executive of TIMET under the Employee Cash Incentive Plan if such executive's performance objectives were met during the prior fiscal year. Payments made for services rendered in 1995-1997 to Mr. Musgraves and, for a portion of 1997, Mr. Acton under this portion of the Employee Cash Incentive Plan are also included under the "Bonus" column.

In 1996, the Board established the Senior Executive Cash Incentive Plan, which was approved by the Company's stockholders in 1997. This plan is currently applicable only to Mr. Martin and Mr. Dixey (Mr. Compofelice was a participant during 1996 and 1997). The Senior Executive Cash Inventive Plan provides for payments based solely upon Company performance ranging between 0% for corporate returns on equity of less than 10% up to 150% of base salary for corporate returns on equity at 30% or greater. Payments made to these individuals based upon the Company's return on equity of 22.6% for 1997 are included under the "Bonus" column for each such individual in the Summary Compensation Table.

Apart from the foregoing plans, the Compensation Committee or the Board may from time to time award other bonuses as the Compensation Committee or Board deems appropriate from time to time under its general authority or under a separate discretionary plan.

STOCK-BASED COMPENSATION

The TIMET Stock Incentive Plan supports the goal of the Compensation Committee to maximize long-term stockholder value by providing for stock-based compensation, the value of which is directly related to increases in stockholder value. Stock option grants, in particular, are considered a significant element of the Company's total compensation package for the Chief Executive Officer and the other executive officers of the Company. The Compensation Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of the Company from the stockholders' perspective.

Option grants are intended to provide incentives to increase stockholder value in the future and to reward past performance by the executive. In 1997, the Compensation Committee reviewed recommendations by the Chief Executive Officer regarding option grants to executive officers. Options were granted to executive officers, including the Chief Executive Officer, in the Compensation Committee's discretion based on a subjective evaluation regarding each executive's performance and responsibilities. Grants made in 1997 to individuals named in the Summary Compensation Table are reported in the Stock Option/SAR Grants in Last Fiscal Year table set forth above.

To help assure a focus on long-term creation of stockholder value, the Compensation Committee granted ten-year options, which vest 40%, 20%, 20% and 20% on the second, third, fourth and fifth anniversary dates of the date of grant, respectively. In 1997, the Compensation Committee granted options to executive officers in three exercise price tranches. One-third of such options granted in 1997 are exercisable at the fair market value of the Common Stock on the date of grant. The remaining two-thirds of the options are exercisable at levels that are above the market price on the date of grant. The purpose of setting a portion of the option exercise price at above-market levels is to assure that the options will not have value unless a certain minimum return for shares is achieved. See the Stock Option/SAR Grants During Last Fiscal Year table above. Although permitted under the TIMET Stock Incentive Plan, the Compensation Committee did not make or recommend any grants of restricted stock, stock appreciation rights or other equity-based awards in 1997.

To encourage growth in stockholder value, the Compensation Committee believes that executives who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in its ongoing success. Therefore, in 1997, the Compensation Committee established the following goals for minimum TIMET Common Stock ownership for executive officers to encourage executives to build their TIMET Common Stock ownership. Executives who received special stock grants in 1996 are expected to achieve these ownership goals prior to 1999. Other current executives and new executives are now expected to meet their targets within five full years of becoming an officer. The Committee intends to take into consideration in making future grants under the TIMET Stock Incentive Plan, among other things, whether or not an executive has achieved his or her ownership goals in this time frame and whether progress is being made in the years leading up to the target date for the accomplishment of the goal. The Compensation Committee has recently recommended, and the full Board has approved, a loan program designed to assist executives in meeting these goals on a timely basis.

The goals established are as follows:

                  Position                                      Goal (as a multiple of base salary)
                  ---------------------------------------------------------------------------------
                  Chief Executive Officer                                       4x
                  Chief Operating Officer                                       3x
                  Chief Financial Officer                                       3x
                  Other Vice Presidents                                         2x

The following chart shows the ownership level of each person named in the Summary Compensation Table based upon actual year-end 1997 beneficial ownership and base salary level, and using the closing price of TIMET Common Stock on December 31, 1997 of $28.875 (according to the Nasdaq National Market Composite
Tape):

                                                             Ownership              Actual
                  Name                                     Multiple Goal      Ownership Multiple
                  ---------------------------------------------------------------------------------
                  J. Landis Martin                              4x                     2.4x(1)(2)
                  Andrew R. Dixey                               3x                     1.7x
                  Joseph S. Compofelice                         3x                     3.8x(2)
                  William C. Acton                              2x                     0.3x
                  Robert E. Musgraves                           2x                     1.4x(1)

(1) Does not include certain shares as to which such individual disclaims beneficial ownership. See footnotes (8) and (14) to table appearing under the heading "Security Ownership--Ownership of TIMET Common Stock."

(2) Includes certain TIMET Trust Securities as though converted into TIMET Common Stock. See footnote (9) to table appearing under the heading "Security Ownership--Ownership of TIMET Common Stock."

TAX CODE LIMITATION ON EXECUTIVE COMPENSATION DEDUCTIONS

In 1993, Congress amended the Internal Revenue Code to impose a $1 million deduction limit on compensation paid to the chief executive officer and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary, performance-based plans approved by such companies' stockholders. The Company's stockholders have previously approved the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan. Therefore, the Compensation Committee believes that payments made pursuant to these two plans qualify for exemption from the deductibility limit as "performance-based compensation." The Compensation Committee does not currently believe that any other existing compensation program of the Company could give rise to a deductibility limitation at current executive compensation levels. The Compensation Committee intends to review the compensation plans of the Company periodically to determine whether further action in respect of this limitation is warranted.

CHIEF EXECUTIVE OFFICER COMPENSATION

In 1997, the Board approved, upon the recommendation of the Compensation Committee, a base annual salary increase for Mr. Martin from $225,000 to $500,000 (including compensation for Tremont-related services that is reimbursed by Tremont to TIMET). The Compensation Committee and the Board took into account a number of factors, including those set forth above with respect to other executive officers, along with the increased amount of time Mr. Martin was devoting to the Company, the expansion of the size and scope of the Company's operations, and the significantly improved financial performance of the Company.

The foregoing report on executive compensation has been furnished by the Company's Compensation Committee of the Board of Directors.

                                      MANAGEMENT DEVELOPMENT AND
                                      COMPENSATION COMMITTEE
                                      Edward C. Hutcheson, Jr. (Chairman)
                                      Gen. Thomas P. Stafford

                                PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return at year-end for the period commencing June 4, 1996 (the date upon which TIMET Common Stock was first registered under Section 12 of the Exchange Act) through December 31, 1997 on TIMET Common Stock against the cumulative total return of (a) the S&P Composite 500 Index and (b) a self-selected peer group comprised of RMI Titanium Company (NYSE: RTI) and Oregon Metallurgical Corporation (NASDAQ: OREM), TIMET's principal domestic competitors in the titanium metals industry for which meaningful stock performance data is available. The graph shows the value at December 31 of each year, assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.

       Comparison of Cumulative Return Among Titanium Metals Corporation, the S&P Composite 500 Index and the Self-Selected Peer Group


                                    [GRAPH]


Valut at            6/4/96                   12/31/96                  12/31/97

(value in $)
---------------------------------------------------------------------------------
TIMT                  100                       128                       112
---------------------------------------------------------------------------------
S&P 500               100                       110                       144
---------------------------------------------------------------------------------
RTI                   100                       145                       104
---------------------------------------------------------------------------------
OREM                  100                       101                       105
---------------------------------------------------------------------------------


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIPS WITH RELATED PARTIES

As set forth under the caption "Security Ownership," the Company may be deemed to be controlled by Harold C. Simmons. The companies and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in (a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions which resulted in the acquisition by one related party of a publicly-held, minority equity interest in another related party. The Company continuously considers, reviews and evaluates, and understands that Contran, Tremont and related entities also consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that the Company might be a party to one or more such transactions in the future. In connection with these activities, the Company may consider issuing additional equity securities or incurring additional indebtedness. The Company's acquisition activities may in the future include participation in the acquisition or restructuring activities conducted by Contran, NL and other companies that may be deemed to be controlled by Harold C. Simmons. It is the policy of the Company to engage in transactions with related parties on terms which are, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

J. Landis Martin, Chairman of the Board and Chief Executive Officer of the Company, is also currently Chairman of the Board, Chief Executive Officer and President of Tremont. Mr. Martin also serves as a director and President and Chief Executive Officer of NL. Joseph S. Compofelice, a director of the Company and its former Vice President and Chief Financial Officer, also served until February 1998 as Vice President and Chief Financial Officer of both Tremont and NL. He continues to serve as Chief Executive Officer of CompX, a director of NL and Executive Vice President of Valhi. J. Thomas Montgomery, Jr., Vice President-Finance and Treasurer of the Company, is also Vice President-Controller and Treasurer of Tremont. Robert E. Musgraves, Vice President, General Counsel and Secretary of the Company, is also Vice President, General Counsel and Secretary of Tremont. For a portion of 1997, Mark A. Wallace, the Company's Vice President-Strategic Change and Information Technology, also served as Vice President and Controller of Tremont. Robert D. Hardy, the Company's Assistant Treasurer, is also Assistant Treasurer of Tremont and Vice President-Tax of NL. William A. Kirschner, the Company's Assistant Treasurer, is also Assistant Treasurer of Tremont. Joan H. Prusse, the Company's Assistant General Counsel and Assistant Secretary, is also Assistant General Counsel and Assistant Secretary of Tremont. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest. Such individuals divide their time among the companies for which they serve as officers.

Although no specific procedures are in place which govern the treatment of transactions among the Company and Tremont, the board of directors of each includes one or more members who are not officers or directors of any entity that may be deemed to be related to the Company. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

CONTRACTUAL RELATIONSHIPS

Effective January 1, 1997, the Company and Tremont entered into an intercorporate services agreement which provides that the parties will render certain management, financial, tax and administrative services to each other, including provision for the reimbursement by Tremont to TIMET for payments for salary, bonus and stock-based compensation for executive officers of Tremont. The term of the agreement is one year, subject to renewal on a quarterly basis. Tremont paid the Company approximately $360,000 under the intercorporate services agreement in 1997 and expects to enter into a similar agreement for 1998 providing for comparable services and payments.

Effective January 1, 1997, the Company and NL entered into an intercorporate services agreement which provides for NL to provide certain tax, insurance, risk management, real property, internal audit and executive secretarial services to the Company. The term of the agreement is one year, subject to renewal on a quarterly basis. The Company paid NL approximately $519,000 under the intercorporate services agreement in 1997 and expects to enter into a similar agreement for 1998 providing for comparable services and comparable or lower payments.

In 1996, in connection with the IPO, IMI and UTSC entered into separate agreements with the Company and Tremont whereby IMI and UTSC each agreed to reimburse Tremont for a portion of the cost to Tremont associated with the exercise of certain Tremont stock options issued to employees of TIMET pursuant to the Tremont Stock Incentive Plan. The payments are calculated by multiplying
(x) the number of shares of Tremont Common Stock covered by such exercised option by (y) the difference between (i) the closing sale price of Tremont Common Stock on the NYSE Composite Tape on the date of exercise, not to exceed $34, minus (ii) $16.625, and (z) multiplying the resulting product by (i) 0.16 in the case of UTSC and (ii) 0.34 in the case of IMI. The maximum aggregate payments to be made by IMI and UTSC to Tremont under such agreements are limited to $1.1 million and $520,000, respectively. Pursuant to this agreement, IMI and UTSC made payments to Tremont of $653,588 and $307,571, respectively, during 1997.

In connection with the operations of the Company's Henderson, Nevada facility, the Company purchases utility services from Basic Investments, Inc. and its subsidiaries (collectively, "BII") pursuant to various agreements. During 1997, the aggregate amount paid by the Company to BII was less than $1 million. A company 75%-owned by Tremont and 25%-owned by UTSC owns approximately 32% of the outstanding equity securities of BII (representing 26% of the voting securities).

TIMET UK leases its manufacturing facility in Witton, England from an affiliate of IMI. The leases on the principal facilities are for 30-year terms. TIMET UK pays aggregate rental thereunder of approximately (pound)650,000 per year, which amount is subject to adjustment every five years based on changes in the Retail Prices Index for all items excluding housing as published by HM Government's Central Statistical Office. The Company has guaranteed the obligations of TIMET UK under these leases.

In connection with the construction and financing of the Company's Vacuum Distillation Production ("VDP") Plant in Henderson, Nevada, UTSC licensed certain technology to the Company and received, among other consideration, the right to acquire 4.4 million pounds (5.4 million pounds in 2008) of the Company's annual production capacity of VDP sponge at formula-determined prices through 2008. The Company believes its selling prices to UTSC to be below fair market value and that such discount represents consideration to UTSC for the licensed technology. Sales to UTSC in 1997 were approximately $17 million.

Toho Titanium Company, Ltd., a stockholder of UTSC, through an intermediary trading company, is a party to a contract with TIMET UK pursuant to which TIMET UK purchases titanium sponge. Purchases by TIMET UK in 1997 were approximately (pound)15.2 million.

The Company believes that the terms of the foregoing intercorporate services agreement and other transactions with related parties were no less favorable to the Company than it might have obtained from unaffiliated third parties.

SHAREHOLDER AGREEMENTS

In connection with the IMI Titanium Acquisition, the Company, Tremont, IMI and two of its affiliates, IMI Kynoch Ltd. and IMI Americas Inc., entered into an agreement dated February 15, 1996, as amended March 29, 1996 (the "Shareholders' Agreement") to regulate certain matters relating to the governance of the Company as among the Company, Tremont and its affiliates, and IMI and its affiliates. Certain rights granted to Tremont and IMI and their permitted transferees ("Holders") under the Shareholders' Agreement depend on the percentage of the outstanding shares of TIMET Common Stock held at any given time. With respect to representation on the Company's Board of Directors, the Shareholders' Agreement generally provides that each party shall vote its TIMET Common Stock in favor of four nominees of Tremont for the Board of Directors so long as Tremont holds at least 30% of the outstanding shares of TIMET Common Stock. In addition, each party shall vote its TIMET Common Stock in favor of two nominees of any Holder of 20% or more of the outstanding shares of TIMET Common Stock (a "20% Holder"); and one nominee of a Holder of 10% or more of the outstanding shares of TIMET Common Stock (a "10% Holder").

The Company has agreed in the Shareholders' Agreement that, without the approval of each 20% and 10% Holder, it shall not cause or permit the dissolution or liquidation of the Company or any of its subsidiaries or the filing by the Company of a petition in bankruptcy or the commencement by the Company of any other proceeding seeking relief from its creditors. The Company has also agreed to provide each 10% Holder certain periodic information about the Company and its subsidiaries, which right is subject to confidentiality restrictions.

The Shareholders' Agreement also provides for: (i) rights of indemnification among the Company, Tremont and IMI with respect to various representations and warranties made in connection with the IMI Titanium Acquisition; (ii) certain limitations on the rights of a Holder to transfer its shares of TIMET Common Stock; (iii) restrictions on the ability of a Holder to transfer certain of the rights accorded by the Shareholders' Agreement; (iv) agreements not to engage in competition with the Company if the Holder is a 20% Holder; (v) grant of the IMI Option described below; (vi) the arbitration of certain disputes arising under the Shareholders' Agreement; and (vii) termination of the Shareholders' Agreement in the event no Holder of 5% of the outstanding shares of TIMET Common Stock exists.

In connection with the IMI Titanium Acquisition, IMI Americas, Inc. granted Tremont the IMI Option, giving Tremont the right to acquire 2,012,920 shares of TIMET Common Stock. Concurrently with the grant of the IMI Option, Tremont assigned to UTSC certain rights to acquire 503,230 shares of TIMET Common Stock from IMI. See "Security Ownership" above.

REGISTRATION RIGHTS

Under a registration rights agreement entered into with UTSC in 1990, in 1997 the Company completed a shelf registration of the 3,653,230 shares of TIMET Common Stock owned by UTSC (consisting of all of the shares then owned by UTSC, along with the shares obtainable by UTSC upon exercise of its portion of the IMI Option). In June 1997, UTSC sold 2.5 million shares under such registration statement.

Under the Shareholders' Agreement, IMI, Tremont and each of their affiliates are entitled to certain rights with respect to the registration under the Securities Act of the shares of TIMET Common Stock that are held by each of them. The Shareholders' Agreement generally provides, subject to certain limitations, that
(i) 10% Holders shall have two rights, only one of which can be on Form S-1, to require the Company to register under the Securities Act an amount of not less than $25 million of Registrable Securities; and (ii) if the Company proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to Registration Rights granted to other holders of its securities and whether or not for sale for its own account, IMI, Tremont and each of their affiliates have the right to require the Company to include in such registration the Registrable Securities held by them or their permitted transferees so long as each holds in excess of 5% of the outstanding shares of TIMET Common Stock (or to sell the entire balance of any such Registrable Securities even though less than 5%). The Company is obligated to pay all registration expenses in connection with a registration under the Shareholders' Agreement. Under certain circumstances, the number of shares included in such registrations may be limited. The Company has agreed to indemnify the holders of any Registrable Securities to be covered by a registration statement pursuant to the Shareholders' Agreement, as well as the holders' directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act. Pursuant to these requirements, in 1997 the Company registered 1,508,075 shares of TIMET Common Stock on behalf of Tremont (equivalent to the number of shares Tremont can obtain upon exercise of the IMI Option), which shares have not yet been sold.

                               CERTAIN LITIGATION

Certain directors of TIMET are parties to the litigation described below.

In November 1991, a purported shareholder derivative suit was filed in the Court of Chancery of the State of Delaware, New Castle County (Kahn v. Tremont Corp., et al., No. 12339), in connection with Tremont's purchase of 7.8 million shares of NL's outstanding Common Stock from Valhi in 1991. The complaint named as defendants Valhi and all the members of the Board of Directors of Tremont, including Mr. Martin and Gen. Stafford, and alleged that Tremont's purchase of the NL shares constituted a waste of Tremont's assets and a breach of fiduciary duties by Tremont's Board. A trial in this matter was held in June 1995. In March 1996, the court issued its opinion ruling in favor of the defendants, concluding that the purchase of the interest in NL was entirely fair to Tremont. Plaintiff appealed this decision and, upon appeal, the Delaware Supreme Court reversed and remanded the case to the Chancery Court for further consideration of the fairness of the transaction. In March 1998, Tremont and Valhi executed and filed with the court a proposed stipulation of settlement to the case. Under the proposed settlement, which is subject to court approval, Valhi agreed to transfer to Tremont 1.2 million shares of NL Common Stock, subject to adjustment depending upon the average sales price of the shares during a fifteen trading day period ending five trading days prior to the transfer, up to a maximum of
1.4 million shares and down to a minimum of 1 million shares. Valhi has the option, in lieu of transferring the shares, of transferring cash or cash equivalents equal to the product of the number of shares that would otherwise have been transferred to Tremont and the average price. If approved by the court, the transfer of shares or cash is expected to occur in the second or third quarter of 1998. Pursuant to the proposed settlement and subject to court approval, Tremont will reimburse plaintiffs for attorneys' fees of up to $5 million and related costs. TIMET is not a party to this action.

In September 1996, a purported shareholder derivative suit was filed in the Chancery Division of the New Jersey Superior Court, Bergen County (Seinfeld v. Simmons et al., Civ. Action No. C-336-96) challenging NL's 1991 purchase of approximately 10.9 million shares of NL Common Stock from Valhi in connection with a "Dutch auction" tender offer to all shareholders. The complaint names as defendants NL, Valhi, and seven persons who served on NL's Board of Directors in 1991, including Mr. Martin. The complaint alleges, among other things, that the NL purchase of the shares in the Dutch auction was an unfair and wasteful expenditure of NL funds that constituted a breach of the defendants' fiduciary duties to NL's stockholders. The complaint seeks, among other things, rescission of the purchase from Valhi pursuant to the Dutch auction and plaintiff has stated that damages sought are $149 million. NL and the other defendants answered the complaint and denied all allegations of wrongdoing. In February 1998, NL and Valhi executed and filed with the court a proposed stipulation of settlement of the case. Under the proposed settlement, which is subject to court approval, Valhi agreed to transfer to NL 750,000 shares of NL Common Stock, subject to adjustment depending on the average sales price of the shares during a fifteen trading day period ending five trading days prior to the transfer, up to a maximum of 825,000 shares and down to a minimum of 675,000 shares. Valhi has the option, in lieu of transferring the shares, of transferring cash or cash equivalents equal to the product of the number of shares that would otherwise have been transferred to NL and the average price. If approved by the court, the transfer of shares or cash is expected to occur in the second or third quarter of 1998. Pursuant to the proposed settlement and subject to court approval, NL will reimburse plaintiffs for attorneys' fees of up to $3 million and related costs. TIMET is not a party to this action.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own beneficially more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission and the Company. Based solely on a review of copies of the Section 16(a) reports furnished to the Company and written representations by certain reporting persons, the Company believes that all of the Company's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 1997, except that the Company understands that Mr. Montgomery was inadvertently late in filing a report with respect to a single purchase of TIMET Common Stock in December 1997 and Mr. Acton was inadvertently late in filing his original Form 3 in December 1996. Both filings were made promptly upon discovery of the omissions.


                         INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Coopers & Lybrand, L.L.P. served as the Company's independent public accountants for the year ended December 31, 1997 and is currently expected to be considered for appointment by the Board of Directors as such for the year ended December 31, 1998. Representatives of Coopers & Lybrand, L.L.P. are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by the Company no later than December 16, 1998, to be considered for inclusion in the proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.


                                  OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.


                         1997 ANNUAL REPORT ON FORM 10-K

A copy of TIMET's 1997 Annual Report on Form 10-K, as filed with the Commission, may be obtained by stockholders without charge on request by writing: Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202. Substantial portions of TIMET's 1997 Annual Report on Form 10-K are included as a part of the Company's 1997 Annual Report which accompanies this Proxy Statement.

                                       TITANIUM METALS CORPORATION

Denver, Colorado
April 15, 1998

                  This page has been intentionally left blank.

                                  [TIMET LOGO]


                           Titanium Metals Corporation
                                  1999 Broadway
                                   Suite 4300
                             Denver, Colorado 80202
                                 (303) 296-5600

P
R
O
X
Y

                          Titanium Metals Corporation
                           1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  May 19, 1998

The undersigned hereby appoints J. Thomas Montgomery, Jr., Robert E. Musgraves, and Joan H. Prusse, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 1998 Annual Meeting of Stockholders (the "Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET"), to be held at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado on Tuesday, May 19, 1998, at 10:00 a.m. (Mountain Time), and at any adjournment or postponement of said Meeting, all of the shares of Common Stock ($.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                    SEE REVERSE
                                                                       SIDE

                (Continued and to be signed on the reverse side)

X Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees named in
Item 1 below.

The Board of Directors recommends a vote "FOR" each of the director nominees named in Item #1.

1.  Election of Five Directors    FOR ALL                    WITHHELD AS TO ALL
                                  (except as marked below)

Vote withheld as to the following nominee(s):                 Nominees:
                                                                Joseph S. Compofelice
                                                                Andrew R. Dixey
                                                                Edward C. Hutcheson, Jr.
                                                                J. Landis Martin
                                                                Gen. Thomas P. Stafford

-------------------------------
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment of postponement thereof.

Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please show full corporate name and sign authorized officer's name and title. If a partnership, please show full partnership name and sign authorized person's name and title.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponements thereof.

                                               --------------------------------

                                               ----------------------------1998
                                               SIGNATURE(S)                DATE